EXHIBIT 10.3


                                    EXHIBIT B
                                    ---------
                                SUMMARY OF TERMS
                                     OF THE
                        SENIOR SUBORDINATED SECURED NOTES


     Set forth below is a summary of certain of the material terms of the Senior Subordinated Secured Notes. This summary is intended merely as an outline, and does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the Senior Subordinated Secured Note Agreement and the Senior Subordinated Secured Notes. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Investment Agreement to which this Summary of Terms is attached and of which it forms a part.

                        Senior Subordinated Secured Notes
                        ---------------------------------

Issuer:             CRIIMI MAE Inc. (the "Issuer").

Investor:           Brascan Real Estate Financial  Investments LLC and/or one or
                    more  of  its  affiliates  (collectively,  the  "Investor");
                    provided that the Investor, at its option, may arrange for one or more of its affiliates to purchase a portion of the Senior Subordinated Secured Notes.

Issue: $30,000,000 in aggregate principal amount of 15% Senior Subordinated Secured Notes (the "15% Subordinated Notes) and, at the option of the Issuer as more fully described in the Investment Agreement, up to $10,000,000 in aggregate principal amount of 20% Senior Subordinated Secured Notes (the "Additional Subordinated Notes" and, together with the 15% Subordinated Notes, the "Senior Subordinated Secured Notes").

Price:              100% of principal amount, in cash.

Use  of Proceeds:   The proceeds of the 15%  Subordinated  Notes,  the Purchased
                    Stock and the Repo Financing, together with such additional amounts of the Issuer's cash and other liquid assets as may be required, shall be used to fully redeem and retire the Existing Company Notes, to repurchase all of the Purchased
                    Securities pursuant to the Existing Repurchase Agreement, and to pay fees, costs and expenses related to the Brascan and Bear Stearns transactions.

                    The proceeds of the Additional Subordinated Notes shall be used for working capital purposes.

Subordination and
Ranking: The Senior Subordinated Secured Notes will be (i) subordinated in right of payment to (a) the initial $300 million of Repo Financing, (b) up to an additional $200 million of Repo Financing, and (c) any refinancings thereof,
                    (ii) senior to any other subordinated debt obligations of the Issuer (provided that the 15% Subordinated Debt and the Additional Subordinated Debt will be pari passu obligations of the Issuer), and (iii) pari passu with any other debt obligations of the Issuer. No debt of the Issuer that is senior to or pari passu with the Senior Subordinated Secured Notes but subordinated to any other debt obligations of the Issuer will be permitted.

Guarantees:         None.

Security:           The Senior Subordinated  Secured Notes shall be secured by a second lien (on terms acceptable to the provider of the Repo
                    Financing)  on  the  assets   collateralized   in  the  Repo
                    Financing (or, if such assets become the collateral in a collateralized debt offering, the retained classes of such offering).

Interest Rate:      Interest shall be payable on the 15% Subordinated  Debt at a fixed rate of 15% per annum.

                    Interest shall be payable on the Additional Subordinated Debt at a fixed rate of 20% per annum.

                    After the occurrence and during the continuation of any Event of Default under the Senior Subordinated Secured Note Agreement, interest shall be payable at a fixed rate per annum that is 2% in excess of the rate otherwise applicable to the Senior Subordinated Secured Notes in question.

Interest Payments:  Interest on the Senior  Subordinated  Secured Notes shall be payable semi-annually in arrears; provided that, at the Company's option, one-third of the interest on the 15% Subordinated Notes and one-half of the interest on the Additional Subordinated Debt may be deferred until the maturity of such Senior Subordinated Secured Notes, subject to semi-annual compounding.

Maturity:           The Senior  Subordinated  Secured  Notes will  mature on the
                    third   anniversary  of  the  Closing,   with  no  scheduled
                    principal amortization or sinking fund payments prior to such date.

Origination Fee:    0.5%  of  the  aggregate  principal  amount  of  the  Senior
                    Subordinated   Secured  Notes   (including   the  Additional
                    Subordinated Notes), payable in cash to the Investor at the Closing.

Optional
Redemption:         None.

Mandatory
Redemption:         The Issuer will redeem the Senior Subordinated Secured Notes upon the occurrence of a Change of Control (such term to be broadly defined in the Senior Subordinated Secured Note
                    Agreement).

RedemptionPrice;
Yield Maintenance
Premium: Upon the occurrence of a Change of Control, the redemption price of the Senior Subordinated Secured Notes will be 100% of the outstanding principal amount plus accrued interest plus a customary yield maintenance premium of the type contained in the American College of Investment Counsel's Model Form No. 2 of Note Purchase Agreement.

Right to Resell
Senior Subordinated
Secured Notes:      The Investor and/or any affiliate of the Investor that holds any of the Senior Subordinated  Secured Notes shall have the
                    absolute  and   unconditional   right,  in  compliance  with
                    applicable law, (i) to resell, assign or sell participations in any of the Senior Subordinated Secured Notes held by it to any affiliate at any time and (ii) to sell senior participations in any of the Senior Subordinated Secured
                    Notes held by it to any third party so long as the Investor or such affiliate retains (a) a junior interest in the Senior Subordinated Secured Notes and (b) control over decisions made and actions taken with respect to the Senior
                    Subordinated Secured Notes.

Representations
and Warranties:     The Investment  Agreement contains the  representations  and warranties to be made by the Issuer in connection with each issuance of any Senior Subordinated Secured Notes.

Conditions
Precedent:          The Investment  Agreement contains the conditions  precedent required to be satisfied in connection with each issuance of any Senior Subordinated Secured Notes.

Covenants:          The Senior Subordinated  Secured Note Agreement will contain affirmative, negative and financial covenants that are usual and  customary for  transactions  of this nature or that are required by the Investor for this transaction in particular, but which, to the extent similar covenants are applicable to the  Repo  Financing,  are no  more  restrictive  than  such similar covenants. These will include covenants with respect to (i) furnishing of financial reports and other information including  (a) copies of all SEC  filings,  (b) a  quarterly compliance/no-default  certificate,  (c) a monthly reporting
                    package   consisting   of  (1)   Trustee   Reports  for  the
                    "CBO-1/Nomura  Securities"  and the "CBO-2  Securities"  (as
                    such terms are defined in the Existing Repurchase  Agreement and (2)  reports  prepared  by  CMSLP  consisting  of a CMBS
                    Monthly  Performance  Report,  an Assets  under Review (AUR)
                    Report,  a  Monetary  Defaults  Added to  Special  Servicing
                    Report,   a  Schedule  of  Realized   Losses  and  Appraisal
                    Reduction Events,  and a Corrected Loan Report, and (d) such other reports and  information as the Investor may from time to time  reasonably  request;  (ii) use of  proceeds;  (iii)
                    restrictions  on  the  creation  of  minority  interests  in subsidiaries;  (iv)  maintenance  of existence,  franchises,
                    etc.;  (v)  compliance  with  laws;   (vi)   maintenance  of
                    insurance;  (vii) payment of taxes;  (viii)  restrictions on
                    the   incurrence  of   indebtedness   and  the  issuance  of
                    disqualified stock, subject to (a) an incurrence test, based on an interest  coverage ratio (to be determined),  relating to the issuance of additional  indebtedness  so long as such
                    indebtedness  does  not  mature,   and  is  not  subject  to
                    prepayment,  prior  to the  payment  in full  of the  Senior
                    Subordinated  Secured Notes,  and (b) other exceptions to be agreed upon but  generally  in the nature of those set forth in Section 4.09(b) of the indenture  relating to Series A of the Existing Company Notes (the "Existing Indenture");  (ix)
                    restrictions  on  dividends  and  redemptions  in respect of capital stock and prepayments of other  indebtedness  (other than the Repo Financing), subject to exceptions to be agreed upon for (a) dividends necessary to maintain REIT status and
                    (b) dividends in respect of existing  preferred  stock;  (x)
                    restrictions on the sale of assets substantially  similar to those set forth in the Existing  Indenture,  except that the
                    Company  will not be  permitted  to  voluntarily  prepay  or redeem any of the Senior Subordinated Secured Notes with the net  proceeds  of any  asset  sales;  (xi)  restrictions  on business  activities  other than the  Company  Business  (as hereinafter  defined);  (xii)  restrictions  on transactions
                    with   affiliates;    (xiii)    restrictions   on   mergers,
                    consolidations or sales of substantially  all assets;  (xiv)
                    restrictions on liens;  (xv)  restrictions on sale-leaseback
                    transactions;   (xvi)   limitations   on  dividend   payment
                    restrictions    affecting    subsidiaries;    (xvii)   board
                    observation rights for a representative of the holders of the Senior Subordinated Secured Notes; and (xviii) the right of the Investor, in the event of a bankruptcy of the Issuer, to appoint the "special servicer" for the mortgage loans underlying the assets collateralized in the Repo Financing.

                    As used herein, "Company Business" means: (a) acquiring non-investment grade securities that represent interests in or debt secured by portfolios of commercial and/or multifamily mortgage loans (with each such portfolio containing 20 or more loans) originated in anticipation of rated "conduit" securitizations and that, at the time of acquisition, afford the holder thereof the right to appoint the special servicer for such portfolios, (b) originating or purchasing commercial and/or multifamily mortgage loans in anticipation of including such loans in portfolios of 20 or more loans for rated "conduit" securitization transactions, and originating or purchasing mezzanine loans in connection with such mortgage loans so long as such mezzanine loans are not in excess of $5,000,000 per loan, (c) servicing (as master servicer, primary servicer or special servicer) commercial and/or multifamily loans and (d) providing commercial and/or multifamily mortgage loan due diligence services to third parties, it being understood that the limitations on the Issuer's activities to the Company Business shall not prohibit the Issuer from (1) sponsoring collateralized bond or debt obligation transactions ("CBOs"), (2) including investment-grade commercial mortgage backed securities ("CMBS") in such CBOs (or purchasing or otherwise acquiring such CMBS for such inclusion) or (3) continuing to trade in commercial and residential mortgage backed securities.

Events of Default:  Events  of  Default  contained  in the  Senior  Subordinated
                    Secured Note Agreement  shall include but not be limited to:
                    (i) the failure of the Issuer to pay principal on any of the Senior Subordinated Secured Notes when due; (ii) the failure of the Issuer to pay interest (other than deferred interest) or fees on any of the Senior Subordinated Secured Notes and the continuance of such failure for 10 days; (iii) the failure of the Issuer to comply with any other provision, condition, covenant, promise, warranty or representation in the Investment Agreement or in the Senior Subordinated Secured Note Agreement or the Senior Subordinated Secured Notes, provided that in certain cases such failure continues for 30 days after notice; (iv) a default under any instrument or instruments governing indebtedness of the Issuer or any of its subsidiaries when such default causes such indebtedness to become due prior to its stated maturity, or failure to pay any such indebtedness at its stated maturity, in either case in an aggregate principal amount exceeding a threshold amount to be agreed (it being understood that any mandatory prepayment in order to comply with the margin requirements of the Repo Financing shall not be considered an event of default); (v) final judgments aggregating in excess of a threshold amount to be agreed rendered against the Issuer or any of its subsidiaries and not discharged or stayed within 60 days; (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or any of its subsidiaries (which, in the case of an involuntary proceeding, is not discharged within 60 days); (vii) material misrepresentations in the Investment Agreement; (viii) failure of the Senior Subordinated Secured Notes to be secured by a valid and perfected security interest in the collateral described above under "Security", subject only to liens securing the Repo Financing; and (ix) certain ERISA defaults.

Governing Law:      New York.